SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): February 22, 2001




                           SPHINX INTERNATIONAL, INC.
                           --------------------------
                            (Exact name of registrant
                          as specified in its charter)




    Florida                 0-20937                 59-3171810
--------------------------------------------------------------------------------
    (State or other       (Commission            (I.R.S. Employer
    jurisdiction of       File Number)            Identification No.)
    incorporation)




2180 West State Road 434, Suite 6184, Longwood, Florida             32779
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)




       Registrant's telephone number, including area code: (407) 682-1894
                                 --------------


                        Phoenix International Ltd., Inc.
                            500 International Parkway
                             Heathrow, Florida 32746
                  -------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On February 23, 2001, the transactions contemplated by the asset purchase agreement, dated October 25, 2000, among the registrant, London Bridge Software Holdings PLC and London Bridge Phoenix Software, Inc. ("Acquisition Company") were consummated following approval by the shareholders on February 22, 2001. Acquisition Company purchased substantially all of our assets and assumed specified liabilities of ours. We received from Acquisition Company the following amounts: $26,601,195 in cash was disbursed directly to us; $11,033,732 in cash was placed in escrow to cover breaches of representations and warranties; and $6,500,000 in cash was placed in escrow to cover the working capital adjustment which is scheduled to be settled in approximately 30 days (or longer if there are any disputes).

         In addition, we changed our corporate name from Phoenix International Ltd., Inc. to "Sphinx International, Inc." and adopted a plan of dissolution.

         The asset sale to Acquisition Company, the corporate name change and the plan of dissolution are described in detail in our Notice of Special Meeting and Proxy Statement filed with the Securities and Exchange Commission on January 19, 2001, and the asset purchase agreement and the plan of dissolution were filed as exhibits thereto.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On March 1, 2001, we dismissed the firm of Ernst & Young LLP as our independent auditors. The decision to dismiss Ernst & Young was approved by our audit committee. We are in the process of engaging new independent accountants.

         In its report dated February 7, 2000 and October 21, 2000 on the restated financial statements for the fiscal year ended December 31, 1999, Ernst & Young included a going concern qualification. No other reports of Ernst & Young on our financial statements for the past two fiscal years contained an adverse opinion or a disclaimer of opinion or were qualified or modified as to uncertainty, audit scope, or accounting principles.

         In connection with the audits of our financial statements for the fiscal years ended December 31, 1999 and December 31, 1998, and during any subsequent interim period preceding the dismissal of Ernst & Young, there were no disagreements with Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the matter in their report. Ernst & Young did recommend a review of our revenue recognition practices and our capitalization of software development costs. Such review resulted in the restatement of our financial statements for the fiscal years ending December 31, 1999, 1998, and 1997. These restated financial statements were filed on October 25, 2000 with the Securities and Exchange Commission.

         During the fiscal years ended December 31, 1999 and December 31, 1998, and during any subsequent interim period preceding the dismissal of Ernst & Young, there were no "reportable events" to describe as specified in Item 304(a)(1)(v) of Regulation S-K, except to the extent the following sentence describes a reportable event. Ernst & Young advised us that our revenue recognition practices and our capitalization of software development costs should be reviewed, and that until completion of this review, our financial statements for the fiscal years 1997-1999 should not be relied upon. We subsequently restated our financial statements for the years ended December 31, 1999, 1998 and 1997. This advice may constitute a reportable event under Item 304(a)(1)(v)(D)(1) of Regulation S-K.

         We have requested Ernest & Young to furnish a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated March 5, 2001 is filed as Exhibit 16.1 to this Form 8-K.

ITEM 5.  OTHER EVENTS

         In connection with the asset sale described in Item 2 of this report, we changed our corporate name from Phoenix International Ltd., Inc. to Sphinx International, Inc. effective February 26, 2001, and adopted a plan of dissolution on February 22, 2001.

         The trading symbol for our common stock, which is traded on the OTC Bulletin Board, was changed from PHXX to SHXX effective March 5, 2001, and the CUSIP number for our common stock was changed to 84842Q108 on February 28, 2001.

         Our new address and telephone number are as follows:

                                    Sphinx International, Inc.
                                    2180 West State Road 434
                                    Suite 6184
                                    Longwood, FL 32779
                                    (407) 682-1894

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial statements of Business Acquired

                  Not Applicable

(b)      Pro Forma Financial Information

                  Not Applicable

(c)      Exhibits

           3.1   Amendment to Articles of Incorporation filed February 26, 2001
          10.1 Amendment No. 1 to Asset Purchase Agreement dated as of February 23, 2001

          16.1   Letter from Ernst & Young LLP dated March 5, 2001
          99.1   Press Release issued by Phoenix on February 23, 2001

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PHOENIX INTERNATIONAL, LTD., INC.



                                        By: /s/ Bahram Yusefzadeh
                                            ------------------------------------
                                                Bahram Yusefzadeh
                                                Chief Executive Officer

Dated March 5, 2001

                           EXHIBIT INDEX



EXHIBIT NO.                DESCRIPTION
----------                 -----------

       3.1      Amendment to Articles of Incorporation filed February 26, 2001
      10.1 Amendment No. 1 to Asset Purchase Agreement dated as of February 23, 2001
      16.1      Letter from Ernst & Young LLP dated March 5, 2001
      99.1      Press Release issued by Phoenix on February 23, 2001